PNC Bank, N.A.                      201 898 4894 Fax
Corporate Banking Department
22 South Street
Morristown, NJ 07960




August 26, 1997
                                                                  PNCBANK



Richard  Greenberg, Managing Member
Integrated Analytical Laboratories, L.L.C.
273 Franklin Road
Randolph, NJ 07869

Re:  $425,000.00 Non-Revolving Committed Line of Credit

Dear Richard:

We are pleased to inform you that PNC Bank, National Association (the "Bank") has approved your request for a non-revolving committed line of credit to Integrated Analytical Laboratories, L.L.C. (the "Borrower"). We look forward to this opportunity to help you meet the financing needs of your business. As your primary bank, we want to supply all your banking needs.

All the details regarding your loan are outlined in the following sections of this letter. If these terms are satisfactory, please follow the instructions for proceeding with your loan provided at the end of this letter.


1. Type of Facility and Use of Proceeds. This is a committed non-revolving line of credit (convertible to a (4) four year term loan) under which the Borrower may request and the Bank, subject to the terms and conditions of this letter, will make advances to the Borrower from time to time until the Expiration Date, in an amount in the aggregate at any time outstanding not to exceed $425,000.00 (the "Line of Credit"). The "Expiration Date" means July 31, 1998, or such later date as may be designated by the Bank by written notice to the Borrower. Advances may be used for the purchase of computerized testing equipment in the maximum amount of $275,000 and the financing of leasehold improvement expenses in the maximum amount of $150,000.


2. Interest Rate. Interest on the unpaid balance of the Line of Credit advances will be charged at a rate per annum which is at all times equal to the sum of the rate of interest publicly announced by the Bank from time to time as its prime rate (the "Prime Rate") plus one quarter percent (1/4%). At time of conversion to a four (4) year term loan, the rate will be the Bank's 4 year cost of funds at the date of closing, plus 200 basis points (which shall be determined by the Bank in accordance with its procedures in this regard).


3. Repayment. Subject to the terms and conditions of this letter, the Borrower may borrow (but may not repay and reborrow), under the Line of Credit until the Expiration Date. Interest will be due and payable on a monthly basis, and will be computed on the basis of a year of 360 days and paid on the actual number of days elapsed. After the Expiration Date (or earlier, at Borrower's option, advances under this Credit Facility shall be termed out for a four (4) year period with equal monthly principal payments, plus interest then due.






                                               Form 7A - Multistate Rev. 3/95

PNCBANK
Richard Greenberg
Integrated Analytical
Laboratories, L.L.C.
August 26, 1997
Page 2







4. Note. The obligation of the Borrower to repay loans under the Line of Credit shall be evidenced by a promissory note (the "Note") in form and content satisfactory to the Bank.

5. Security. The Borrower must cause the following to be executed and delivered to the Bank in form and content satisfactory to the Bank as security for the Line of Credit:

(x) a guaranty and suretyship agreement, under which Richard Greenberg, Integrated Analytical Laboratories, Inc., Environmental Waste Management Associates, Inc., Environmental Waste Management Associates, L.L.C., Environmental Waste Management Associates of Maryland, Inc., and Construction Remediation and Maintenance, L.L.C. (individually or collectively, the "Guarantors") will unconditionally jointly and severally guarantee the due and punctual payment of all indebtedness owed to the Bank by the Borrower.

(x) a security agreement granting the Bank a first priority perfected lien on the Borrower's existing and future accounts, inventory, equipment, general intangibles, chattel paper, documents and instruments.

         If the Line of Credit is secured by inventory, equipment or real property, hazard insurance must be maintained on such property, in such amounts and with such coverages as are acceptable to the Bank, containing a standard lender loss payable or mortgagee clause in favor of the Bank.

6. Covenants Unless compliance is waived in writing by the Bank or until payment in full and termination of the Line of Credit:

(a)               The Borrower will promptly submit to the Bank such information
                  relating to the Borrower'saffairs   (including  but  not
                  limited to annual financialstatements and tax returns for the Borrower and any guarantor) or any security for the Line of Credit as the Bank may reasonably request.

(b) The Borrower will not make or permit any change in the nature of its business as carried on as of the date of this letter or in its senior management or equity ownership.

(c) The Borrower and the Guarantors will comply with the financial and other covenants included in Exhibit "A" hereto.









                                               Form 7A - Multistate Rev. 3/95

PNCBANK
Richard Greenberg
Integrated Analytical
Laboratories,  L.L.C.
August 26, 1997
Page 3






7. Representations and Warranties. To induce the Bank to extend the Line of Credit and upon the making of any advance to the Borrower, the Borrower represents and warrants as follows:

(a) The Borrower's latest financial statements provided to the Bank are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower's operations for the period specified therein. The Borrower's financial statements have been prepared in accordance with generally accepted accounting principles consistently applied from period to period subject in the case of interim statements to normal year-end adjustments. Since the date of the latest financial statements provided to the Bank, the Borrower has not suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or results of operations.

(b) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower or its officers, directors or shareholders for any such action, suit, proceedings or investigation.

(c) The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

(d) If not a natural person, the Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

(e) The Borrower has full power and authority to enter into the transactions provided for in this Letter Agreement and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Borrower, this Letter Agreement and the other loan documents executed and delivered pursuant hereto will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.







                                                 Form 7A - Multistate Rev. 3/95

PNCBANK
Richard Greenberg
Integrated Analytical
Laboratories, L.L.C.
August 26, 1997
Page 4






         (f) There does not exist any default or violation by the Borrower of or under any of the terms, conditions or obligations of:
                  (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower by any law or by any governmental authority, court or agency.


8. Fees. The Borrower will reimburse the Bank for the Bank's out of pocket expenses incurred or to be incurred in conducting UCC, title and other public record searches, and in filing and recording documents in the public records to perfect the Bank's liens and security interests. The Borrower shall also reimburse the Bank for the Bank's expenses (including the reasonable fees and expenses of the Bank's outside and in-house counsel) in documenting and closing this transaction and in connection with any amendments, modifications, renewals or enforcement actions relating to the Line of Credit.

9. Depository. The Borrower will establish and maintain at the Bank the Borrower's primary depository accounts.

10. Additional Provisions. Before the first advance under the Line of Credit, the Borrower agrees to sign and deliver to the Bank the Note and other required documents and such other instruments and documents as the Bank may reasonably request, such as certified resolutions, incumbency certificates or other evidence of authority. The Bank will not be obligated to make any advance under the Line of Credit if any Event of Default (as defined in the Note) or event which with the passage of time, provision of notice or both would constitute an Event of Default under the Note shall have occurred and be continuing.

Prior to execution of the final documents, the Bank may terminate this letter if a material adverse change occurs with respect to the Borrower, any guarantor, any collateral for the Line of Credit or any other person or entity connected in any way with the Line of Credit, or if the Borrower fails to comply with any of the terms and conditions of this letter, or if the Bank reasonably determines that any of the conditions cannot be met.

This letter is governed by the Laws of New Jersey. No modification or waiver of any of the terms of this letter will be valid and binding unless agreed to in writing by the Bank. When accepted, this letter and the other documents described herein will constitute the entire agreement between the Bank and the Borrower concerning the Line of Credit, and shall replace all prior understandings, statements, negotiations and written material relating to the Line of Credit.









                                                 Form 7A - Multistate Rev. 3/95

PNCBANK
Richard Greenberg
Integrated Analytical
Laboratories, L.L.C.
August 26, 1997
Page 5






To accept these terms, please sign the enclosed copy of this letter as set forth below and return it to the Bank within 15 days from the date of this letter. If accepted, the final documents must be executed within 30 days from the date of this letter, or this letter may be terminated at the Bank's option without liability or further obligation of the Bank.

Thank you for giving PNC Bank, National Association this opportunity to work with your business. We look forward to other ways in which we may be of service to your business or to you personally.


Very truly yours,



PNC Bank, National Association



By:      /s/ Donna L. Keenan
         Donna L. Keenan

Title:     Vice President














                                                 Form 7A - Multistate Rev. 3/95

PNCBANK
Richard Greenberg
Integrated Analytical
Laboratories, L.L.C.
August 26, 1997
Page 6




                                   ACCEPTANCE


With the intent to be legally bound hereby, the above terms and conditions are
hereby agreed to and accepted this  ___ day of  __________,   _____.

BORROWER:


Integrated Analytical Laboratories, L.L.C.

By:       /s/ Michael Leftin
         Michael Leftin
                                                                         (SEAL)
Title:___Managing Member




GUARANTORS:

                                                 Environmental Waste Management
                                                 Associates, L.L.C.

                                                 By:   /s/ RichardGreenberg
                                                       Richard Greenberg,
                                                          Managing Member


By:   /s/   Richard Greenberg                    Environmental Waste Management
        Richard Greenberg, Individually          Associates, Inc.

                                                 By:  /s/ Richard Greenberg
                                                    Richard Greenberg, President
Integrated Analytical Laboratories, Inc.


By:  /s/ Michael Leftin
     Michael Leftin, President
                                                  Environmental Waste Management
                                                  Associates of Maryland, Inc.

                                                  By:__________________________
Construction Remediation and Maintenance, L.L.C.     Jeff Burks, President


By:  /s/ Jeff K. Burks
        Jeff Burks, Managing Member


                                                 Form 7A - Multistate Rev. 3/95

PNCBANK












                                    EXHIBIT A



FINANCIAL REPORTING COVENANTS:

(x) The Borrower will deliver to the Bank:

(x) Financial Statements for its fiscal year, within 90 days after fiscal year end, prepared on a reviewed basis by a certified public accountant acceptable to the Bank.
(x) Financial Statements for each fiscal quarter except the fourth quarter, within 45 days after the quarter end.

(x)  The Borrower will deliver to the Bank within 45 days following the close of
     each  fiscal  quarter,   the  Borrower's   detailed  schedule  of  accounts
     receivable aging report.


(x) The Guarantors will deliver to the Bank:


(x) Personal financial statements and federal income tax return for each calendar year, within 90 days after year end.

(x) Financial statements for its fiscal year, within 90 days after fiscal year end, prepared on a reviewed basis by a certified public accountant acceptable to the Bank.

(x) Financial Statements for each fiscal quarter except the fourth quarter, within 45 days after the quarter end.

(x) The Guarantors will deliver to the Bank within 45 days following the close of each fiscal quarter, their detailed schedule of accounts receivable aging report.




                                                 Form 7A - Multistate Rev. 3/95